Acquisition of Crestwood Equity Partners August 16, 2023

Forward-looking Statements / Legal Disclaimer 2 Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address future business and financial events, conditions, expectations, plans or ambitions, and often include, but are not limited to, words such as “believe,” “expect,” “may,” “will,” “should,” “could,” “would,” “anticipate,” “estimate,” “intend,” “plan,” “seek,” “see,” “target” or similar expressions, or variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Energy Transfer LP (“Energy Transfer” or “ET”) and Crestwood Equity Partners LP (“Crestwood” or “CEQP”), that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: the completion of the proposed transaction on anticipated terms and timing, or at all, including obtaining regulatory approvals that may be required on anticipated terms and Crestwood unitholder approval; anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the merger, including the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the ability of Energy Transfer and Crestwood to integrate the business successfully and to achieve anticipated synergies and value creation; potential litigation relating to the proposed transaction that could be instituted against Energy Transfer, Crestwood or the directors of their respective general partners; the risk that disruptions from the proposed transaction will harm Energy Transfer’s or Crestwood’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; potential adverse reactions or changes to business relationships, including with employees suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the proposed transaction; rating agency actions and Energy Transfer and Crestwood’s ability to access short- and long-term debt markets on a timely and affordable basis; legislative, regulatory and economic developments, changes in local, national, or international laws, regulations, and policies affecting Energy Transfer and Crestwood; potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the proposed transaction that could affect Energy Transfer’s and/or Crestwood’s financial performance and operating results; certain restrictions during the pendency of the merger that may impact Crestwood’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against Energy Transfer or Crestwood, and other political or security disturbances; dilution caused by Energy Transfer’s issuance of additional units representing limited partner interests in connection with the proposed transaction; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; changes in the supply, demand or price of oil, natural gas, and natural gas liquids; those risks described in Item 1A of Energy Transfer’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2023, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; those risks described in Item 1A of Crestwood’s Annual Report on Form 10-K, filed with the SEC on February 27, 2023, and its subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K; and those risks that will be more fully described in the registration statement on Form S-4 and accompanying proxy statement/prospectus that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement and the proxy statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Energy Transfer and Crestwood caution you not to place undue reliance on any of these forward-looking statements as they are not guarantees of future performance or outcomes and that actual performance and outcomes, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of new markets or market segments in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained in this presentation. Neither Energy Transfer nor Crestwood assumes any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws. Neither future distribution of this presentation nor the continued availability of this presentation in archive form on Energy Transfer’s or Crestwood’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date. Important Information about the Transaction and Where to Find It In connection with the proposed transaction between Energy Transfer and Crestwood, Energy Transfer and Crestwood will file relevant materials with the SEC, including a registration statement on Form S-4 filed by Energy Transfer that will include a proxy statement of Crestwood that also constitutes a prospectus of Energy Transfer. A definitive proxy statement/prospectus will be mailed to unitholders of Crestwood. This presentation is not a substitute for the registration statement, proxy statement or prospectus or any other document that Energy Transfer or Crestwood (as applicable) may file with the SEC in connection with the proposed transaction. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS OF Energy Transfer AND CRESTWOOD ARE URGED TO READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement and the proxy statement/prospectus (when they become available), as well as other filings containing important information about Energy Transfer or Crestwood, without charge at the SEC’s website, at http://www.sec.gov. Copies of the documents filed with the SEC by Energy Transfer will be available free of charge on Energy Transfer’s website at www.energytransfer.com under the tab “Investor Relations” and then under the tab “SEC Filings” or by directing a request to Investor Relations, Energy Transfer LP, 8111 Westchester Drive, Suite 600, Dallas, TX 75225, Tel. No. (214) 981-0795 or to investorrelations@energytransfer.com. Copies of the documents filed with the SEC by Crestwood will be available free of charge on Crestwood’s website at www.crestwoodlp.com under the tab “Investors” and then under the tab “SEC Filings” or by directing a request to Investor Relations, Crestwood Equity Partners LP, 811 Main Street, Suite 3400, Houston, TX 77002, Tel. No. (832) 519-2200 or to investorrelations@crestwoodlp.com. The information included on, or accessible through, Energy Transfer’s or Crestwood’s website is not incorporated by reference into this presentation. Participants in the Solicitation Energy Transfer, Crestwood and the directors and certain executive officers of their respective general partners may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Crestwood’s general partner is set forth in its proxy statement for its 2023 annual meeting of unitholders, which was filed with the SEC on March 31, 2023, and in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 27, 2023. Information about the directors and executive officers of Energy Transfer’s general partner is set forth in its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on February 17, 2023. Additional information regarding the participants in the proxy solicitation and a description of their direct or indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available. No Offer or Solicitation This presentation is for informational purposes only and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any offer, issuance, exchange, transfer, solicitation or sale of securities in any jurisdiction in which such offer, issuance, exchange, transfer, solicitation or sale would be in contravention of applicable law. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Overview of Proposed Transaction

ENERGY TRANSFER

Overview of Merger

- Energy Transfer has executed a definitive agreement to acquire Crestwood at an ~$7.1Bn enterprise value in a 100% all-equity transaction based on a 2.07x exchange ratio
- ET issues ~219 million common units to fund ~$2.7Bn of equity value
- ET rolls over CEQP's ~$2.85Bn of long-term bonds
- Assumes expected cost synergies of ~$40MM per year, representing ~13% of CEQP's 2022 operating & corporate expenses excluding unit-based compensation
  - 50% realized in year one (2024E), and 100% realized after year one (2025E+)
- The transaction is expected to close in the fourth quarter of 2023, subject to the approval of Crestwood's unitholders, regulatory approvals, and other customary closing conditions

Transaction Illustration


Public and Insiders
Preferred Units
105,242,300 common units(1)
$650MM
Public ET
ET Insiders
~89% interest(2)
~11% interest(2)
ET Units, Preferreds
CEQP Units, Preferreds
Energy Transfer LP (ET)
Crestwood Equity Partners LP (CEQP)

(1) As of 7/28/2023, excludes dilutive units
(2) As of 6/30/2023

3

Key Transaction Highlights 4 Strategic Transaction Allows Energy Transfer to Further Diversify its G&P Business While Meaningfully Reducing Pro Forma Costs Credit Neutrality Driven by All-Equity Deal Immediately Accretive to DCF/Unit Upon Closing Diversified and Complementary Assets Drive $40MM+ of Annual Operational and Cost Synergies with Future Opportunities for Financial Synergies Long-term (9+ Years) Contracted Portfolio Supported by Diversified, Blue-Chip, and Investment-Grade Counterparties ~85-90% Fee-Based Margin Business While Extending Value Chain in Key Basins

Combination Expected To Benefit All Stakeholders Through Additional Scale and Integration 5 Strategic Rationale & Transaction Expectations Expect $40MM Annual Run-rate of Cost Synergies Before Additional Benefits of Financial and Commercial Opportunities  CEQP’s substantial processing capacity in the Williston and Delaware basins complements ET’s significant downstream fractionation capacity at Mont Belvieu and hydrocarbon export capability from both Nederland, Texas and the Marcus Hook complex in Philadelphia, Pennsylvania • Transaction extends ET’s position in the value chain deeper into the Williston and Delaware basins  Entry into the Powder River basin through the acquisition of the premier gathering and processing system in the basin  Commercial synergy potential from the combination of CEQP’s Storage and Logistics business and ET’s NGL & Refined Products and Crude Oil assets  Attractive portfolio of accretive organic growth opportunities around CEQP’s footprint via new producer drilling and completion activity and numerous private bolt-on / acquisition opportunities around existing regional footprints  Considerable operational and cost synergies across CEQP’s total annual cost base of ~$300MM with opportunities for material reduction upon integration into ET • Complementary asset footprints and operational scale in the Delaware and Williston basins offer substantial synergy realization potential • Optimization of CEQP’s capital structure utilizing ET’s investment-grade balance sheet offers opportunity to refinance existing debt at a lower cost of capital

 Expected accretion and increased free cash flow will further ET’s ability to buy back units and/or increase distribution growth rate  Pro forma ET maintains a predominantly fee-based cash flow profile  Limited commodity price exposure within portfolio  Increases scale in key basins while adding new customers and strengthening contract portfolio of fixed-fee agreements with blue-chip customer base and investment grade counterparties  ET gains additional exposure across Williston, Delaware and Powder River basins with ~1,270,000 dedicated acres across all basins  Adds NGL logistics business in the Marcellus / Utica with 10 MMBbls of storage capacity and 13 truck and rail terminals Scale and Diversity of Cash Flow Enhances Credit Profile 6 Diverse Cash Flows Credit Impacts from Transaction Upfront increase to post-distribution free cash flow accelerates ET’s deleveraging Ability to utilize ET’s lower cost of financing, further enhancing future free cash flow All-equity, bolt-on acquisition All-Equity Transaction Leverage Neutral Free Cash Flow Accretive v v v

Diversified U.S. Portfolio of Leading G&P Assets

ENERGY TRANSFER

Expanded operating footprint in oil-weighted basins drives competitive scale and growth opportunities

Key CEQP Assets

- 2.0 Bcf/d gas gathering
- 1.4 Bcf/d gas processing
- 340 MBbls/d crude oil gathering
- 180 MBbls/d crude oil rail terminalling
- 2.1 MMBbls crude oil storage
- 775 MBbls/d produced water gathering
- 10.0 MMBbls NGL storage



Williston Basin
Powder River Basin
Delaware Basin
NGL Terminal & Storage Assets
ET
Pipelines
Fractionator
Terminals
Major Terminals
Processing
Treating
Storage
CEQP
Pipelines
Processing Plants
Compression Station
Trucking
Rail
Pipeline Connection
Storage

Current fundamentals are favorable for increased customer activity in 2024+

Williston Basin

Major Customers	devon, enerPLUS, ExxonMobil, Chord Energy
Dedicated Acres	550,000 Acres
Processing Capacity	430 MMcf/d

Delaware Basin

Major Customers	Mewbourne Oil Company, ConocoPhillips, Marathon Oil, Novo
Dedicated Acres	319,000 Acres
Processing Capacity	550 MMcf/d

Powder River Basin

Major Customers	Continental Resources, OXY
Dedicated Acres	400,000 Acres
Processing Capacity	345 MMcf/d

7

Williston Basin Overview

CEQP is a leading midstream operator in the Williston with gas gathering capacity of 818 MMcf/d, crude gathering capacity of 250 MBbls/d, as well as gas processing capacity of 430 MMcf/d, and a diverse mix of well-capitalized producers

Overview

- Integrated systems consist of integrated crude oil, rich natural gas and produced water gathering systems, as well as natural gas processing, crude oil storage and produced water disposal facilities
- **Arrow System:** multi-product gathering system located on Fort Berthold Indian Reservation
- **Rough Rider System:** multi-product gathering system located across western North Dakota & eastern Montana
- Combined 550K(1) dedicated acres with an average contract tenor of 9 years(1)
- Combined processing capacity of 430 MMcf/d between Bear Den (Arrow) and Wild Basin (Rough Rider) process complexes
- Multiple out-of-basin crude egress points provide producers optionality and flow assurance, including connections to COLT, ET's Bakken Pipeline System, Hiland, Tesoro High Plaines, BakkenLink and Bridger Bakken pipelines

Key Customers(2)

devon | Chord Energy | XTO ENERGY | enerPLUS

Williston Basin Asset Map



Bakken
MT
ND
Williston
SD
Sheridan
Divide
Burke
Williams
Rough Rider System
COLT Hub
Dry Forks Terminal
Roosevelt
Mountrail
Richland
Arrow CDP
McKenzie
Wild Basin Gas Plant
McLean
Bear Den Gas Plant
Dunn
Arrow System
Dedicated Acreage
CEQP Pipelines
Processing Plant
Terminal
Compressor Station

(1) As of 12/31/2022
(2) Not inclusive of all customers

8

Delaware Basin Overview 9 Fully integrated gathering system creates enhanced competitive advantages for CEQP in some of the most active counties in New Mexico and Texas Overview Delaware Basin Asset Map • Assets include multiple wellhead gas gathering systems, 550 MMcf/d of in-service processing capacity, produced water gathering and disposal systems, and a crude oil gathering system • Combined 319K acres dedicated across highly economic counties in New Mexico and Texas(1) • Average contract tenor of 9 years(1) • Highly active mix of public and private producers drives accelerated utilization of available processing capacity • Processing plants have access to multiple residue and NGL egress options providing attractive netbacks and flow assurance to customers (1) As of 12/31/2022 (2) Not inclusive of all customers Key Customers(2) Desert Hills (Water) Panther (Oil & Water) Orla Nautilus (Gas Gathering) Willow Lake & Sendero (Gas G&P) Carlsbad I & II NM TX

Powder River Overview

ENERGY TRANSFER

CEQP continues to realize commercial success leveraging excess capacity at the Bucking Horse Processing Plant to attract new, high-quality customers

Overview

- CEQP is the largest well-head service provider in the Power River Basin with ~400K acres dedicated across Converse County(1)
- Average contract tenor of 13 years(1)
- Expansive, low-pressure gathering system with 345 MMcf/d of processing capacity at Bucking Horse complex
- Long-term agreement with Continental Resources; delineating substantial acreage position targeting multiple highly economic formations
- Continental Express high pressure transportation line connects northwest acreage dedication to Bucking Horse processing complex

Key Customers(2)

Continental RESOURCES

OXY

Powder River Basin Asset Map



WY
SD
NE
CO
Converse
Jackalope System
Niobrara
Bucking Horse
Douglas Rail Facility
Platte
CEQP Pipelines
Processing Plant
Terminal
Compression Station

(1) As of 12/31/2022
(2) Not inclusive of all customers

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Storage & Logistics Overview

ENERGY TRANSFER

Integrated infrastructure of NGL marketing, storage, terminal & transportation services supported by crude and gas marketing and the COLT Hub

Overview

- NGL Logistics: strategically located storage and terminal assets with 10 MMBbls of storage capacity (primarily Marcellus / Utica) and 13 trucking and rail terminals(1)
  - Pipeline capacity to domestic & international markets, including waterborne exports (ME2, TEPPCO, Dixie)
  - Drivers for incremental margin: infrastructure constraints / disruptions, PADD 1 supply / demand dynamics, heating degree days, seasonal spreads / inventory cycle
  - Represents ~90% of segment EBITDA
- COLT Hub: crude oil facility in the Williston Basin offers rail loading, storage and pipeline connectivity in Williams County, North Dakota
  - 1.2 MMBbls of crude oil storage capacity and 160 MBbls/d of rail loading capacity(1)

Key Customers(2)

Williams
swn Southwestern Energy
TotalEnergies
ENCINO Energy
Marathon
ExxonMobil
PBF Energy

NGL Asset Overview



MN
WI
MI
IA
IL
IN
OH
KS
MO
OK
AR
TX
LA
MS
AL
GA
SC
NC
TN
KY
WV
VA
PA
NY
VT
NH
ME
MA
CT
NJ
FL
Alto, MI
Waterloo, IN
Green Springs, OH
Kansas City, MO
TEPPCO (Enterprise)
Seymour, IN
Tirzah / Heath Springs, SC
Hattiesburg, MS
Bath, NY
Claremont, NH
Davisville, RI
Montgomery, NY
Schaefferstown, PA
Bridgeton, NJ
Rose Hill, NC
3rd Party Takeaway Lines
Pipeline Connection
Truck Offloading/Loading
Storage
Rail Offloading
Transportation Office
NGL Marketing Executive Office

(1) As of 12/31/2022
(2) Not inclusive of all customers

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Fixed Fee or Take-or-Pay 85% Variable Rate 15% Gas 59% Oil & Water 30% NGLs 11% Cash Flow Supported By Balanced Portfolio With High-Quality Customers 12 Cash flow supported by primarily fixed fee agreements and top-tier customer base; favorable commodity prices drive upside in PoP contracts Contract & Customer Portfolio 2023E Revenue Mix Commodity Type Contract Type Diversified Customer List(1)(2) • G&P assets supported by long-term, fixed fee contracts backed by ~1.3mm acres dedicated from a diverse mix of producers(1) • Majority of G&P contracts include inflation escalator tied to CPI or a flat, annual rate increase • Balanced cash flow mix from natural gas, crude oil, produced water, and NGLs • Diversified NGL marketing & logistics business supported by blue-chip customer base (1) As of 12/31/2022 (2) Not inclusive of all customers

ET and CEQP Complementary Assets

ENERGY TRANSFER


Crude Oil:
Gathering Lines & Trucks
Storage
Transmission Lines
Storage & Refining
Transmission Lines, Rail, Barge & Trucks
Natural Gas:
End Users:
Industrial
Residential
Petrochemical Feedstock
Transportation
Power Generation
Gathering Lines
Processing & Treating
Transmission Lines
Storage
Transmission Lines
Natural Gas Liquids (NGLs):
Transmission Lines
Fractionation
Storage
Transmission Lines

ENERGY TRANSFER

- Gather ~19.8 million MMBtu/d of gas and 863,000 Bbls/d of NGLs produced
- Transport ~31.4 million MMBtu/d of natural gas via inter and intrastate pipelines
- Fractionate ~989 thousand Bbls/d of NGLs
- Transport ~5.3 million Bbls/d of crude oil
- Capable of exporting ~1.1 million Bbls/d of crude oil and 1.1 million+ Bbls/d of NGLs

\+

Crestwood

- Gather ~1.2 million MMBtu/d of gas and ~96,000 Bbls/d of NGLs produced
- 10 million Bbls NGL storage
- 340 thousand Bbls/d of crude oil gathering and 2.1 million Bbls of crude oil storage
- 180 thousand Bbls/d of crude oil rail terminalling

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Successful Acquisition Track Record 14  ET Management has a proven track record of successfully integrating acquisitions  Knowledge of respective assets and businesses facilitates integrations of:  Operations  Commercial  Risk Management  Finance / Accounting  Information Technology  Integration plan expected to be substantially complete by the time the transaction closes with full integration to be completed within 6 months of closing date TUFCO 2004 HPL Houston Pipeline Co. 2005 2006 2011 2012 2012 2012 2014 2015 20172016 2019 2021 2022 2023

Transaction Timeline 15 August 2023 Q3 and Q4 2023  Sign Agreement  Announce Transaction  Begin drafting S-4 registration statement (including Crestwood proxy statement)  Begin regulatory approval process  S-4 registration statement (including Crestwood proxy statement) declared effective by the SEC and file definitive proxy statement with the SEC Q4 2023  Transaction close